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EXHIBIT 11

The following table sets forth the computation of basic and diluted earnings per share:
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

                                                                                 Three months ended March 31,
                                                                                  2001                2000
                                                                             --------------      --------------
Numerator:
Net (loss)                                                                       (1,425,001)         (1,763,480)
Dividends on Series A preferred stock                                                  (763)             (5,703)
Dividends on Series B preferred stock                                               (51,781)            (52,213)
                                                                             --------------      --------------

Numerator for basic and diluted earnings (loss) per
share-income (loss) available to common shareholders                             (1,477,545)         (1,821,396)
                                                                             --------------      --------------

Denominator:
Denominator for basic earnings (loss) per share-
weighted average shares outstanding                                               8,979,909           6,889,867
Effect of dilutive securities
Warrants                                                                               --                  --
                                                                             --------------      --------------

Dilutive potential common shares denominator
for diluted earnings (loss) per share adjusted
weighted-average shares and assumed conversion                                    8,979,909           6,889,867
                                                                             --------------      --------------

Basic earnings (loss) per share                                                       (0.16)              (0.26)
                                                                             --------------      --------------

Diluted earnings (loss) per share                                                     (0.16)              (0.26)
                                                                             --------------      --------------




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